CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              PMCC FINANCIAL CORP.





         It is hereby certified that:



1. The name of the Corporation (hereinafter called the "Corporation") is PMCC Financial Corp.

2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

          FIRST:  The name of the Corporation is Geneva Financial Corp.
          -----

3. The amendment of the certificate of incorporation herein certified has been duly adopted and approval has been given in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on this 11th day of April, 2003.

                                             /s/ Keith Haffner
                                             ----------------------------------
                                              Keith Haffner, President